PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement    [_] CONFIDENTIAL, FOR USE OF THE
                                       COMMISSION ONLY (AS PERMITTED BY RULE
                                       14A-6(E) (2))
[x] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S)240.14a-12

                             AMERICAN SKIING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
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     ---------------------------------------------------------------------------
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         pursuant to  Exchange  Act Rule 0-11 (Set forth the amount on which the
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     [_] Fee paid previously with preliminary materials.
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           Act Rule  0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement Number, or the Form or Schedule and the date of its filing.
(1)      Amount Previously Paid:
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         -----------------------------------------------------------------------
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         -----------------------------------------------------------------------
(4)      Date Filed:
         -----------------------------------------------------------------------

                         [LETTERHEAD OF AMERICAN SKIING COMPANY]

                                                               November 15, 1999

         Dear Shareholder:

                  You are cordially invited to attend the 1999 Annual Meeting of Shareholders of American Skiing Company. Due to overwhelming shareholder demand, this year's Annual Meeting will be held at our Heavenly Resort at 9:00 a.m., Pacific Time, on Thursday, December 16, 1999, at the Monument Peak Restaurant at the top of the tram, South Lake Tahoe, California. We plan to alternate future meetings between our eastern and western resorts, in order to give shareholders an opportunity to visit each of our properties.

                  The enclosed Notice and Proxy Statement contain complete information about matters to be considered at the Annual Meeting, at which the business and operations of our Company will also be reviewed. If you plan to attend, please check the box provided on the proxy card. Only shareholders entitled to vote at the Annual Meeting and their proxies will be permitted to attend the Annual Meeting.

                  Whether or not you plan to attend, we urge you to complete, sign and return the enclosed proxy card, so that your shares will be represented and voted at the Annual Meeting.

                                Sincerely yours,


                                /s/ Leslie B. Otten

                                Leslie B. Otten
                                Chairman and Chief Executive Officer

                             AMERICAN SKIING COMPANY
                                  P.O. Box 450
                                Bethel, ME 04217
                     ---------------------------------------

                NOTICE OF THE 1999 ANNUAL MEETING OF SHAREHOLDERS

                      -------------------------------------

                                                            November 15, 1999


         To our Shareholders:

     The Annual Meeting of Shareholders of American Skiing Company, a Delaware corporation, will be held on Thursday, December 16, 1999, at 9:00 a.m., local time, at the Monument Peak Restaurant, Heavenly Resort, South Lake Tahoe, California:

(1)      To elect Directors;

(2) To ratify the appointment of Arthur Andersen LLP as independent public accountants;

(3) To transact such other business as may properly come before the meeting.

                  The record date for the determination of the shareholders entitled to vote at the meeting or at any adjournment thereof is the close of business on November 3, 1999. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the 1999 Annual Meeting. All stockholders are cordially invited to attend the 1999 Annual Meeting.

                  A copy of the Company's Annual Report to shareholders for the fiscal year ended July 25, 1999 is enclosed.

                  A list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, at the offices of the Company's Transfer Agent and Registrar, Boston Equiserve, 150 Royall Street, Canton, Massachusetts, 02021, during ordinary business hours for ten days prior to the Annual Meeting, as well as at the Company's executive offices at Sunday River Road, Bethel, ME 04217.

                  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED REPLY ENVELOPE. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

                                              By Order of the Board of Directors

                                              /s/ Christopher E. Howard
                                              Christopher E. Howard
                                              Secretary

                             AMERICAN SKIING COMPANY

                             -----------------------

                          PROXY STATEMENT FOR THE 1999
                         ANNUAL MEETING OF SHAREHOLDERS

                             -----------------------

                     SOLICITATION AND REVOCATION OF PROXIES

         The accompanying proxy, being mailed to shareholders on or about November 15, 1999, is solicited by the Board of Directors of American Skiing Company (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Thursday, December 16, 1999. In case the Meeting is adjourned, the proxy will be used at any adjournments thereof. If matters other than those specifically set forth in the accompanying Notice of Annual Meeting are presented at the Meeting for action, which is not currently anticipated, the proxy holders will vote the proxies in accordance with their best judgment. The mailing address of the Company is P.O. Box 450, Bethel, ME 04217.

         If a proxy is received before the Meeting, the shares represented by it will be voted unless the proxy is revoked by written notice to the Secretary of the Company prior to the Meeting or by voting by ballot at the Meeting. Shareholders may change their vote at any time before their proxy is voted at the Meeting, by doing any one of the following:

o sending a written notice to the Secretary of American Skiing at P.O. Box 450, Bethel, Maine, 04217 (notice must be received prior to the Meeting in order to be effective); or

o completing a new proxy card and sending it to Boston Equiserve, P.O. Box 8040, Boston, MA 02266-8040 (new proxy card must be received prior to the Meeting in order to be effective); or

o    attending Meeting and voting in person.

You may request a new proxy card by calling Boston Equiserve at 781-575-3120.

         Holders of Common Stock and Class A Common Stock of the Company as of the close of business on November 3, 1999 will be entitled to vote at the Meeting. On such date there were outstanding and entitled to vote 15,562,243 shares of Common Stock of the Company, 14,760,530 shares of Class A Common Stock of the Company, 36,626 shares of 10.5% Mandatorily Redeemable Preferred Stock (the "Series A Preferred Stock") of the Company, and 150,000 shares of Series B Preferred Stock of the Company. Pursuant to the Company's Certificate of Incorporation (the "Charter"), four directors of the Company are elected by a majority vote of the holders of Class A Common Stock, four directors of the Company are elected by a majority vote of the holders of the Series B Preferred Stock and three directors are elected by a majority vote of the holders of the Common Stock. The holders of the Series A Preferred Stock do not participate in the election of directors. Each share of Common Stock and Class A Common Stock is entitled to one vote with respect to each other matter to be voted on at the Meeting. As to matters other than the election of directors, each share of Series A Preferred Stock and each share of Series B Preferred Stock is entitled to vote as though it were converted to Common Stock at the conversion price applicable to the stock in question. On that basis, each share of Series A Preferred Stock will be entitled to approximately 72.08 votes with respect to all matters arising at the meeting, other than the election of directors, and each share of Series B Preferred Stock will be entitled to approximately 194.34 votes with respect to all matters arising at the meeting, other than the election of directors.

         The holders of a majority of outstanding shares of Common Stock, Class A Common Stock, Series A Preferred Stock and Series B Preferred Stock entitled to vote shall constitute a quorum for the transaction of business at the Meeting. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

         The cost of soliciting proxies in the form enclosed will be borne by the Company. In addition to the solicitation by mail, proxies may be solicited personally, or by telephone, by employees of the Company. The Company may reimburse brokers holding Common Stock in their names or in the names of their nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock.

         Certain Matters Relating To Change In Control of the Company:

         On August 9, 1999, the Company sold a total of 150,000 shares of a new series of its preferred stock to Oak Hill Capital Partners, L.P., its affiliates and associates for $150 million. The 8.5% Series B Convertible Participating Preferred Stock is convertible into shares of the Company's Common Stock at an initial conversion price of $5.25 per share of Common Stock. Oak Hill's Series B Preferred Stock is initially convertible into approximately 48.5% of the Company's outstanding Common Stock. The Company is allowed to accrue the dividends on the Series B Preferred Stock for five years, rather than pay them currently in cash. If the Company were to do so and thereafter pay all dividends in cash on the date that they are due, assuming no intervening stock issuances or repurchases by the Company, the Series B Preferred Stock could be convertible into as much as 60.4% of the Company's Common Stock. On a fully diluted basis (excluding unexercised stock options), Oak Hill currently holds securities which represent 46.9% of the voting control of the Company.

         Oak Hill, as the holder of the Series B Preferred Stock, is entitled to vote its shares of Series B Preferred Stock together with the holders of the Company's Common Stock, Class A Common Stock, Series A Preferred Stock and any other class of equity security which may similarly vote with the holders of Common Stock on matters (other than the election of Directors) as if its shares were converted into Common Stock. In addition, Oak Hill as the holder of Series B Preferred Stock has class voting rights entitling it to elect Directors to the Company's Board of Directors. Furthermore, under a stockholders' agreement, Oak Hill and Leslie B. Otten, the holder of all of the Company's Class A Common
Stock and a portion of the Company's Common Stock, have agreed to use best efforts and to vote their shares in order to ensure that each of them is able to appoint up to four Directors to the Board (depending on their respective shareholdings). Therefore, under the stockholders' agreement and the Company's Certificate of Incorporation, Oak Hill and Mr. Otten may elect up to eight of the 11 members of the Company's Board.

         In addition, under the stockholders' agreement, as long as Oak Hill owns at least 20% of the outstanding shares of American Skiing Common Stock (on an as-converted basis), the affirmative vote of a majority of the Board or the executive committee of the Board, including at least one Director designated by Oak Hill, will be required to approve significant Board actions. Therefore, Oak

Hill is in a position to direct and/or significantly influence Board and stockholder decisions. The stockholders' agreement also contains provisions which limit Oak Hill's ability to purchase additional shares of the Company's Common Stock and restrict the transfer of securities of the Company owned by Oak Hill and Mr. Otten.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

GENERAL INFORMATION - ELECTION OF DIRECTORS

         The Certificate of Incorporation and the bylaws of the Company provide that four directors of the Company shall be elected by the holders of the Class A Common Stock (the "Class A Directors"), four directors shall be elected by the holders of the Series B Preferred Stock (the "Series B Directors") and three directors shall be elected by the holders of the Common Stock (the "Common Directors"). The directors are elected for a one year term. Currently, the Board of Directors is comprised of ten members, four of which are Class A Directors, four of which are Series B Directors and two of which are Common Directors. At the Meeting, four Class A Directors will be elected by the Class A Common Stock holders, four Series B Directors will be elected by the Series B Preferred Stock holders and three Common Directors will be elected by the Common Stock holders. Those nominees receiving the highest numbers of votes at the Meeting will be elected to the respective directorships for which they have been nominated.

         Leslie B. Otten owns all of the Class A Common Stock of the Company. Consequently, Mr. Otten has the ability to elect all of the Class A Directors.

         Oak Hill Capital Partners, L.P., together with its affiliates and associates (collectively, "Oak Hill") control all of the Series B Preferred Stock of the Company. Consequently, Oak Hill has the ability to elect all of the Series B Directors.

         The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, FOR the election of Messrs. Hawkes, Wachter and Whetsell as Common Directors.

RECOMMENDATION

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

                      INFORMATION WITH RESPECT TO NOMINEES

         The following sets forth the name and age of each nominee, all other positions and offices, if any, now held by him or her with the Company, his or her principal occupation during the last five years and any other directorships of SEC reporting companies held by such nominee. Each director or nominee is nominated for a one year term.

Nominees for Common Directors

         David B. Hawkes, Director. 55. Mr. Hawkes was elected to the Board of Directors of the Company on December 8, 1998. He is a co-owner and consultant with Cloudhawk, Management Consultants, L.L.C., a management consulting firm based in Portland, Maine. Before founding Cloudhawk in 1993, Mr. Hawkes served as a partner with KPMG Peat Marwick from 1974 to 1993, part of that time in charge of the firm's Portland, Maine tax practice. Mr. Hawkes also serves as a member of the Board of Directors of several private companies.

         Paul Wachter, Nominee for Director. 43. Mr. Wachter is the founder and Chief Executive Officer of Main Street Advisors, a financial advisory firm.
Prior to forming Main Street Advisors in 1997, Mr. Wachter was a Managing Director and Head of Schroder & Co. Incorporated's Lodging and Gaming Group, its Sports and Leisure Group, and Schroder's West Coast investment banking effort. From 1987 to 1993, Mr. Wachter worked at Kidder Peabody where he founded and was responsible for Kidder's Hotel, Resorts and Leisure Group, and managed Kidder Peabody's Los Angeles investment banking group. He began his career as an investment banker at Bear, Stearns & Co., Inc., covering the entertainment industry. From 1982 to 1985 Mr. Wachter worked at Paul, Weiss, Rifkind, Wharton and Garrison as a tax attorney.

         Paul W. Whetsell, Nominee for Director. 48. Mr. Whetsell is the Chairman of the Board of Directors and Chief Executive Officer of MeriStar Hospitality Corporation, a position he has held since August 1998. Mr. Whetsell has also been Chairman of the Board of Directors and Chief Executive Officer of MeriStar Hotels & Resorts, Inc. for the same time period. Prior to August 1998, Mr. Whetsell had been Chairman of the Board of Directors of CapStar Hotel Company since 1996 and had served as President and Chief Executive Officer of CapStar Hotel Company since its founding in 1987.

Nominees For Class A Directors

         Daniel Duquette, Director. 41. Mr. Duquette joined the Board of Directors of the Company in April of 1999. He is currently the Executive Vice President and General Manager of the Boston Red Sox, a position he has held since 1994. Prior to joining the Red Sox, he served as Vice President and General Manager of the Montreal Expos from September 1991 to January 1994. Mr. Duquette currently serves on the Board of Directors of the Major League Baseball Scouting Bureau and is a member of the Major League Baseball Playing Rules Committee.

         Gordon M. Gillies, Director. 55. Mr. Gillies was appointed as a director of the Company on February 9, 1998. Mr. Gillies retired as a Coast Guard Officer in 1970, attended the University of New Mexico (M.A. 1972) and Wake Forest University (J.D. 1976). Mr. Gillies practiced law in Maine from 1976 to 1991, when he retired from practice to join the faculty of Hebron Academy, a private boarding-day secondary school in Maine.

         Christopher E. Howard, Director, Executive Vice President and Secretary. Chief Operating Officer of American Skiing Company Resort Properties, Inc. Mr. Howard has been a director and officer of the Company since its inception in July, 1997. Mr. Howard joined the Company's predecessor in 1996 after serving as its outside counsel. From 1982 to October, 1996, Mr. Howard practiced with Pierce Atwood, northern New England's largest law firm, where he had been a partner since 1988 with a practice emphasizing real estate development and project finance. He was also a founder and interim Chief Executive Officer of Maine's second largest insurance company.

         Leslie B. Otten, Director, President and Chief Executive Officer. Mr. Otten has served in his present capacity since the inception of the Company in July, 1997. In 1970, Mr. Otten joined Sherburne Corporation, then the parent company of Sunday River, Killington and Mount Snow. Mr. Otten became Assistant General Manager of Sunday River in 1972 and became its General Manager in 1974. In 1980, Mr. Otten purchased Sherburne's 90% interest in Sunday River and acquired the remaining 10% interest from the minority shareholders in 1989. From 1980 until the initial public offering of American Skiing Company in 1997, he was the sole director, President and Chief Executive Officer of the Company (or its predecessors).

Nominees for Preferred Stock Directors

         Bradford E. Bernstein, Director. 32. Mr. Bernstein was elected as a director of the Company on August 5, 1999. Mr. Bernstein has been a Partner at Oak Hill Capital Management, Inc., a private investment company, since its formation in 1999. Previously, he was a Managing Director at Oak Hill Partners, Inc. which he joined in 1992. He has served or currently serves on the Board of Directors of Caliber Collision Centers, Inc., EPiX (formerly Payroll Transfers, Inc.), Reliant Building Products, Inc., MeriStar Investment Partners, L.P., and MeriStar Hotels and Resorts, Inc. (formerly CapStar Hotel Company). Prior to 1992, Mr. Bernstein was with Patricof & Co. Ventures, a venture capital firm, and at Merrill Lynch & Co.

         J. Taylor Crandall, Director. 45. Mr. Crandall was elected a director of the Company on August 5, 1999. Mr. Crandall has served as Vice President and Chief Financial Officer of Keystone, Inc., the principal investment vehicle of Robert M. Bass of Fort Worth, Texas since October 1996, and as Chief Operating Officer since August 1998. He has also served as President, Director and sole stockholder of Acadia MGP, Inc. (managing general partner of Acadia Investment Partners, L.P., the sole general partner of Acadia Partners, L.P. (an investment partnership)) since 1992. Mr. Crandall also serves as a director of Bell & Howell Company, U.S. Oncology, Cincinnati Bell, Specialty Foods Corporation,
Sunterra, Inc. and Washington Mutual Inc. He also serves on the Board of Advisors of Oak Hill Capital Partners and Oak Hill Strategic Partners, L.P., both of which helped found; on the Investment Committees of Insurance Partners, L.P. and Brazos Fund, L.P., and on the Advisory Committees of Boston Ventures Limited Partnership V and B-K Capital Partners, L.P. Prior to his affiliation with Keystone, Mr. Crandall was a Vice President with the First National Bank of Boston, where he managed a leveraged buy-out group and the bank's Dallas energy office.

         Steven B. Gruber, Director. 42. Mr. Gruber was elected as a director of the Company on August 5, 1999. From February 1999 to the present, Mr. Gruber has been a Managing Partner of Oak Hill Capital Management, Inc., the manager of Oak Hill Capital Partners, L.P. From March 1992 to present he has been a Managing Director of Oak Hill Partners, Inc. From May 1990 to March 1992, he was a
Managing Director of Rosecliff, Inc. Since February 1994, Mr. Gruber has also been an officer of Insurance Partners Advisors, L.P., an investment advisor to Insurance Partners, L.P. Since October 1992, he has been a Vice President of
Keystone, Inc. (formerly known as Robert M. Bass Group, Inc.). From 1981 to 1990, Mr. Gruber was a managing director and co-head of High Yield Securities and held various other positions at Lehman Brothers, Inc. He is also a director of Superior National Insurance Group, Inc., Grove Worldwide, LLC, Reliant Building Products, Inc., and several private companies related to Keystone, Inc., Insurance Partners, L.P. and Oak Hill Partners, Inc.

         William S. Janes, 46. Director. Mr. Janes was elected as a director of the Company on August 5, 1999. Mr. Janes is the President of RMB Realty, Inc., and oversees the real estate investments of Keystone, Inc., and certain entities related to Keystone. Mr. Janes has served or currently serves on numerous boards, including MeriStar Hospitality Corporation, Paragon Group, Inc. (now publicly traded as Camden Property Trust), Brazos Asset Management, Inc., and Carr Real Estate Services, Inc. He also serves on the Investment Committee of Brazos Fund, L.P. Prior to joining RMB Realty in 1990, Mr. Janes was with Lincoln Property Company, servicing as Regional General Partner and overseeing development operations in the mid-Atlantic region.

EXECUTIVE OFFICERS

         The following table sets forth the executive officers of the Company and its primary subsidiaries as of the date hereof:

         Name/Age                                          Position

Leslie B. Otten, 50                         Director, President and Chief Executive Officer


Christopher E. Howard, 42                   Director, Executive Vice President and Secretary of American
                                            Skiing   Company;   Chief  Operating
                                            Officer and Executive Vice President
                                            of American  Skiing  Company  Resort
                                            Properties, Inc.

Mark J. Miller, 42                          Senior Vice President and Chief Financial Officer

G. Christopher Brink, 46                    Senior Vice President--Marketing


         For biographical information about Messrs. Otten and Howard, see "Directors."

         Mark J. Miller, Senior Vice President, Chief Financial Officer. Mr. Miller joined American Skiing Company in December, 1998. Prior to that time, Mr. Miller served in several positions with Showboat, Inc., and its subsidiaries, including Executive Vice President - Financial Administration from November 1997 until May 1998, and as Executive Vice President of Operations from July 1994 through November 1997. Mr. Miller served as President and CEO of Atlantic City Showboat, Inc., (a subsidiary of Showboat) as well as other positions with that company, between 1988 and 1995.

         G. Christopher Brink, Senior Vice President--Marketing. Mr. Brink has been with the Company since 1993 and in his present capacity since July 1996. Prior to joining the Company, Mr. Brink served from 1991-1993 as a director of off-site sale centers for Marriott Vacation Ownership, Inc.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         The following table provides information concerning compensation paid by the Company to the Chief Executive Officer and the other four highest paid executive officers of the Company whose compensation was at least $100,000 for Fiscal 1999 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

----------------------------- -------- ------------------------------------------ -------------------------------------------------
Name and Principal Position   Fiscal              Annual Compensation                       Long-Term Compensation
                               Year
                                          Salary        Bonus      Other annual    Restricted      Securities        All other
                                                                   compensation   Stock Awards     underlying       Compensation
                                                                                                  Options/SARs
-------------------------- -- -------- ------------- ------------ --------------- ------------- ----------------- -----------------
Leslie B. Otten                1999      $392,308        $--        $15,000(1)        ---             175,000           ---
President and Chief            1998      $386,538        $--        $10,000(1)        ---           1,853,197            ---
Executive Officer              1997      $350,000        $--           $--            ---             ---               ---

Christopher E. Howard          1999      $250,000      $75,000      $15,000(1)        ---             110,000           ---
Executive Vice                 1998      $223,076      $61,271      $10,000(1)        ---             150,450           ---
President                      1997      $150,000        $--           $--            ---             ---               ---

Dennis Harmon                  1999      $213,515      $51,800      $45,19812)        ---             10,000            ---
Managing Director,             1998      $160,000      $64,000      $7,56913)         ---             ---               ---
Heavenly Resort                1997        $--           $--           $--            ---             ---               ---

Allen Wilson                   1999      $236,130        $--           $--            ---              7,000            ---
Managing Director,             1998      $210,195        $--           $--            ---             40,120            ---
Killington Resort              1997      $173,269        $--           $--            ---             ---               ---

Thomas M. Richardson           1999      $170,058      $75,000         $--            ---              5,000            ---
Managing Director,             1998      $218,846      $30,000      $10,000(1)        ---            100,300             ---
Sugarbush Resort               1997      $170,000        $--           $--            ---             ---               ---
-------------------------- -- -------- ------------- ------------ --------------- ------------- ----------------- -----------------

(1) Represents fees paid to such employee for attendance at meetings of the Board of Directors of the Company.

(2) Represents profit sharing adjustments (approximately $37,448) and vehicle allocation (approximately $7,750).

(3)      Represents vehicle allocation.


The following table sets forth information concerning individual grants of stock options made under the 1997 Stock Option Plan during Fiscal 1999 for services rendered by each of the Named Executive Officers.

---------------------------------------------------------------------------------------------------------------------------
Options Granted During Fiscal 1999
                                                                           Potential realizable value at assumed annual
                                                                           rates of stock price appreciation for option
                                       Individual Grants                                     term (1)
                                                                         --------------------------------------------------
                        NUMBER OF
                       SECURITIES           % OF TOTAL        EXERCISE
                       UNDERLYING      OPTIONS/SARS GRANTED    OR BASE
                      OPTIONS/SARS     TO EMPLOYEES DURING      PRICE
      NAME             GRANTED (#)         FISCAL 1999         ($/SH)    EXPIRATION DATE       5% ($)          10% ($)
---------------------------------------------------------------------------------------------------------------------------

Leslie B. Otten(2)       175,000              14.85%              $7.70       10/22/08           $  847,436     $ 2,147,568

Christopher E. Howard(3) 110,000              9.33%               $7.00       10/22/08           $  484,249     $ 1,227,182

Thomas M.Richardson(2)     5,000              0.42%               $7.00       10/22/08           $   22,011       $  55,781

Allen Wilson (2)           7,000               0.59%               $7.00       10/22/08           $   30,816       $  78,093

Dennis Harmon (2)         10,000               0.85%               $7.00       10/22/08           $   44,023      $  111,562

---------------------------------------------------------------------------------------------------------------------------

(1) The potential realizable value uses the hypothetical rates specified by the Securities and Exchange Commission and is not intended to forecast future appreciation, if any, of the Company's Common Stock price.

(2) All options granted to such individuals in Fiscal 1999 vested according to the following schedule: 20% on October 22, 1999, 20% on October 22, 2000, 20% on October 22, 2001, 20% on October 22, 2002, and 20% on
         October 22, 2003.

(3) All options granted to such individual in Fiscal 1999 vested according to the following schedule: 50% on October 22, 1998 and 50% on October 22, 1999.

         The following table sets forth information concerning each exercise of stock options during Fiscal 1999 by each of the Named Executive Officers and the value of unexercised options at July 25, 1999.

            Aggregated Options/SAR Exercises During Fiscal Year Ended
            July 25, 1999, and Option/SAR Values as of July 25, 1999


-------------------------------------------------------------------------------------------------------------------------
          NAME              SHARES ACQUIRED  VALUE REALIZED       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                            ON EXERCISE (#)        ($)           UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS/SARS
                                                                      OPTIONS/SARS           (Exercisable/Unexercisable)
                                                               (Exercisable/Unexercisable)
-------------------------------------------------------------------------------------------------------------------------

Leslie B. Otten                  N/A              N/A              1,853,197/175,000                  $ ---/---

Christopher E. Howard            N/A              N/A               205,450/55,000                $ 413,737.50/---

Thomas M. Richardson             N/A              N/A                100,300/5,000                $ 275,825.00/---

Allen Wilson                     N/A              N/A                16,048/31,072              $ 44,132.00/66,198.00

Dennis Harmon                    N/A              N/A                  0/10,000                       $ ---/---
-------------------------------------------------------------------------------------------------------------------------

(1) The "Value of Unexercised In-the-Money Options/SARs at July 25, 1999" was calculated by determining the difference between the closing price on the New York Stock Exchange of the underlying Common Stock at July 23, 1999, of $4.75 and the exercise price of the option. An option is "In-the-Money" when the fair market value of the underlying Common Stock exceeds the exercise price of the option.


                              Employment Agreements

         The Company has entered into an employment agreement with its executive vice president, Christopher E. Howard, pursuant to which Mr. Howard is entitled to the following: (i) a base salary equal to $250,000 per annum, (ii) a bonus equal to $75,000 per annum, and (iii) a severance benefit equal to one times the previous fiscal year's compensation in the event of involuntary termination of employment or two times the previous fiscal year's compensation in the event of termination of employment following a change in control of the Company. The Company does not presently have any employment agreements with any of the other Named Executive Officers.

                        Report On Executive Compensation

         The Compensation Committee of the Board of Directors (the "Committee") is comprised of Messrs. Gruber and Otten. The Committee is responsible for establishing and administering the Company's executive compensation programs and determining awards under the Company's 1997 Stock Option Plan.

         The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                             Compensation Philosophy

         The Committee's compensation philosophy is designed to support the Company's primary objective of creating long term value for shareholders. The Committee follows a three-pronged compensation strategy applicable to the Company's executive officers, including the Chief Executive Officer ("CEO"), whereby each executive officer of the Company is compensated through three separate but related compensation schemes:

            First, each executive officer receives a base salary consistent with his or her core responsibilities;

            Second, a short term bonus, generally determined annually, is established to provide reward and incentive for shorter term productivity;

            Third, stock options are awarded under the Company's 1997 Stock Option Plan to provide a longer term incentive and reward longer term Company loyalty and performance.

         This  strategy  is  intended  to:  (i)  attract  and  retain   talented
executives; (ii) emphasize pay for performance; and (iii) encourage management stock ownership.

         The Internal Revenue Code imposes a limitation on the deduction for certain executive officers' compensation unless certain requirements are met. The Committee has carefully considered the impact of these tax laws and has taken certain actions intended to preserve the Company's tax deduction with respect to any affected compensation. The Company's 1997 Stock Option Plan qualifies for tax deductibility. The following are descriptions of the Company compensation programs for executive officers, including the CEO.

                                   Base Salary

         The Company generally establishes base salary ranges by considering compensation levels in similarly sized companies in the resort/leisure/hospitality industry and the real estate development industry. The base salary and performance of each executive officer is reviewed periodically (at least annually) by his or her immediate supervisor (or the Committee, in the case of the CEO) resulting in salary actions as appropriate. An executive officer's level of responsibility is the primary factor used in determining base salary. Individual performance and industry information are also considered in determining any salary adjustment. The Committee reviews and approves all executive officer salary adjustments as recommended by the CEO. The Committee reviews the performance of the CEO and establishes his base salary.

                                   Bonus Plan

         The Company has established incentive compensation plans for executive officers of the Company, which are designed to provide rewards for shorter term productivity by key employees. The plans provide for payment of cash bonuses to executive officers if certain performance objectives established for each individual are met. Such objectives include achievement of the Company's EBITDA goals, development and sale of real estate assets, and consummation of strategic acquisitions which are accretive to earnings of the Company.

                                Stock Option Plan

         The Company's 1997 Stock Option Plan is designed to align management interests with those of shareholders. In furtherance of this objective, the level of stock option grants for executive officers is determined by the Committee each year, typically in consultation with the CEO except with respect to the CEO himself. Awards for all employees (including all executive officers) are determined by giving equal consideration to base salary, level of responsibility and industry long-term compensation information.


                                                     Compensation Committee

                                                       /s/ Leslie B. Otten
                                                       /s/ Steven B. Gruber

                                Performance Graph

         The following table compares the performance of the Company's Common Stock to the Russell 2000 and the Company's Peer Group Index*.

                                                      Russell    Peer
                                              SKI      2000     Group*
                                   7/27/98    100       100       100
                                    9/1/98    71        80        73
                                   9/30/98    57        84        72
                                  10/30/98    72        87        79
                                  11/30/98    73        92        87
                                  12/31/98    62        97        90
                                   1/29/99    42        99        89
                                   2/26/99    34        91        83
                                   3/31/99    34        92        93
                                   4/30/99    41        100       94
                                   5/28/99    36        101       99
                                   6/30/99    33        106       99
                                   7/23/99    38        104       102

         *The Company's Peer Group Index performance is weighted according to market capitalization.

         The total stockholder return assumes that $100 is invested at the beginning of the period in the Common Stock of the Company, The Russell 2000, and the Company's Peer Group. The Company's Peer Group, as selected by the Company, is comprised of Vail Resorts, Inc., Intrawest Corp., Fairfield Communities, Inc., Vistana Inc., Boca Resorts, Premier Parks, Inc., and Cedar Fair, L.P. The Company has selected this Peer Group because these companies operate in the Resort/Leisure/Hospitality sector or the Resort Real Estate Development sector. The Company included The Russell 2000 in the graph because the Company is included in such index and because there is no industry index for the Company's business. Total shareholder return is weighted according to market capitalization; therefore companies with a larger market capitalization have a greater impact on the Peer Group index results. Historical stock performance during this period may not be indicative of future stock performance.

                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

         Set forth in the following table is the beneficial ownership of American Skiing Common Stock, Class A Common Stock and Series B Preferred Stock, as of November 4, 1999, for all Directors and executive officers of American Skiing and all Directors and executive officers as a group. After giving effect to the issuance of the Series B Preferred Stock, no Director or executive officer owns more than 1% of the outstanding shares of Common Stock (including exercisable options), with the exception of Mr. Otten, who owns approximately 15.8% of the total outstanding shares of American Skiing Common Stock (including exercisable options) and all of the outstanding shares of American Skiing Class A Common Stock. All Directors and executive officers as a group own approximately 73.1% of the total outstanding shares of voting stock (including exercisable options). No Director or executive officer, other than Mr. Otten, owns any American Skiing Class A Common Stock. No Director or executive officer other than the Directors designated by the Oak Hill entities could be deemed to beneficially own any Series B Preferred Stock.


   ---------------------------------------------------------------------------------------------------------------
                                                                                                        Total All
                                                                                                         Voting
                                                  Common Stock(15)  Class A Common Stock 8.5% Preferred Stock(2)
   Directors and Executive Officers(1)             Shares      %      Shares       %      Shares    %       %
   ---------------------------------------------------------------------------------------------------------------
   Leslie B. Otten(3)(4)                          2,751,530  15.80%  14,760,530  100.00%    -       -      27.40%
   Christopher E. Howard(5)                         260,450   1.70%      -         -        -       -       *
   Thomas M. Richardson(12)                          97,300    *         -         -        -       -       *
   Allen Wilson(5)                                   25,472    *         -         -        -       -       *
   Dennis J. Harmon(13)                               2,160    *         -         -        -       -       *
   Paul Wachter(5)(14)                               15,000    *         -         -        -       -       *
   Gordon M. Gillies(5)                               5,000    *         -         -        -       -       *
   Daniel Duquette(5)                                 2,500    *         -         -        -       -       *
   Bradford E. Bernstein(6)                          -         -         -         -      150,000  100%    46.90%
   Steven B. Gruber(7)                               -         -         -         -      150,000  100%    46.90%
   William Janes(8)                                  -         -         -         -      150,000  100%    46.90%
   J. Taylor Crandall(9)                             -         -         -         -      150,000  100%    46.90%
   Paul Whetsell                                     -         -         -         -        -       -       -
   David Hawkes(11)                                   3,000    *         -         -        -       -       *
   Directors and Executive Officers as a
   group(10)                                      3,162,412  17.70%  14,760,530  100.00%  150,000  100%    73.10%
   ---------------------------------------------------------------------------------------------------------------

------------------------------
 *   Less than one percent

1. The executive officers in this table are Messrs. Otten, Howard, A. Wilson, Harmon and Richardson.

2. Including shares of American Skiing senior preferred stock not held by any of the Directors or executive officers of American Skiing.

3. Includes 1,888,197 shares of Common Stock issuable under exercisable options granted under American Skiing's 1997 Stock Option Plan. Also includes 30,000 shares of Common Stock owned by Albert Otten Trust
         f.b.o. Mildred Otten, as to which Mr. Otten is trustee and co-beneficiary. Does not include 20,210 shares of Common Stock issuable under exercisable options granted under American Skiing's 1997 Stock Option Plan to Mr. Otten's spouse, Christine Otten, as to which Mr. Otten disclaims beneficial ownership.

4. As of November 3, 1999, all of Mr. Otten's shares of Common Stock and Class A Common Stock were pledged to secure a margin loan from ING U.S. Capital LLC, the proceeds of which were used by Mr. Otten to purchase approximately 833,333 shares of Common Stock in the initial public offering on November 6, 1997.

5. All shares of Common Stock beneficially owned by such person are issuable under exercisable options granted under American Skiing's 1997 Stock Option Plan.

6. Includes 150,000 shares held by various Oak Hill entities. Mr. Bernstein, a Director of American Skiing, is a limited partner of certain other Oak Hill entities. Mr. Bernstein disclaims beneficial ownership of the 150,000 shares referred to above, except to the extent of his pecuniary interest therein.

7. Includes 150,000 shares held by various Oak Hill entities. Mr. Gruber, a Director of American Skiing, is a Manager and Vice President of OHCP MGP, LLC (the general partner of the general partner of Oak Hill Capital Partners, L.P. and Oak Hill Capital Management Partners, L.P.) and a limited partner of certain other Oak Hill entities. Mr. Gruber disclaims beneficial ownership of the 150,000 shares referred to above, except to the extent of his pecuniary interest therein.

8. Includes 150,000 shares held by various Oak Hill entities. Mr. Janes, a Director of American Skiing, is a limited partner of certain other Oak Hill entities. Mr. Janes disclaims beneficial ownership of the 150,000 shares referred to above, except to the extent of his pecuniary interest therein.

                                       12

9. Includes 150,000 shares held by various Oak Hill entities. Mr. Crandall, a Director of American Skiing, is a Manager and Vice President of OHCP MGP, LLC (the general partner of the general partner of Oak Hill Capital Partners, L.P. and Oak Hill Capital Management Partners, L.P.) and a limited partner of certain other Oak Hill entities. Mr. Crandall disclaims beneficial ownership of the 150,000 shares referred to above, except to the extent of his pecuniary interest therein.

10. Includes 2,182,419 shares of common stock issuable under exercisable options granted under American Skiing's 1997 Stock Option Plan.

11. Includes 2,500 shares of common stock issuable under exercisable options granted under American Skiing's 1997 Stock Option Plan.

12. Includes 81,300 shares of common stock issuable under exercisable options granted under American Skiing's 1997 Stock Option Plan.

13. Includes 2,000 shares of common stock issuable under exercisable options granted under American Skiing's 1997 Stock Option Plan.

14. Includes 2,500 shares of common stock issuable under exercisable options granted under American Skiing's 1997 Stock Option Plan to Mr. Wachter, and 12,500 shares of common stock issuable under exercisable options granted under American Skiing's 1997 Stock Option Plan to Main Street Advisors, Inc., in which Mr. Wachter is a principle.

15. In computing the number of shares of Common Stock beneficially owned by a person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or that become exercisable within 60 days of November 3, 1999 are deemed outstanding. For purposes of computing the percentage of outstanding shares of Common Stock beneficially owned by such person, such shares of stock subject to options or warrants that are currently exercisable or that become exercisable within 60 days of November 3, 1999 are deemed to be outstanding for such person but are not deemed to be outstanding for purposes of computing the ownership percentage of any other person.


INFORMATION AS TO CERTAIN STOCKHOLDERS

    Set forth below is certain information with respect to the only persons known to American Skiing who owned beneficially more than 5% of any class of the Company's voting securities as of November 3, 1999.

-------------------------------------------------------------------------------------------------------------------------
                                                        Class A          Series B           Series A
                                    Common Stock       Common Stock     Preferred Stock    Preferred Stock    % of All
                                 Beneficially Owned Beneficially Owned   Beneficially    Beneficially Owned    Voting
                                                                             Owned                              Stock
                                              % of               % of              % of               % of   Beneficially
Five Percent Shareholders          Shares    Class    Shares     Class   Shares   Class    Shares     Class     Owned
-------------------------------------------------------------------------------------------------------------------------

Oak Hill Capital Partners, L.P. (1)       --    --%          --     --%   150,000   100%          --     --%       46.9%
     201 Main Street
     Fort Worth, Texas 76102
Leslie B. Otten(2)(3)              2,751,530   15.8  14,760,530   100.0        --     --          --     --        27.4
     American Skiing Company
     P.O. Box 450
     Bethel, ME 04217
Madeleine LLC                      1,352,800    8.7         --      --        --     --      36,626(4) 100.0         6.4
     co Cerberus
     450 Park Avenue
     New York, NY 10022
State of Wisconsin Investment
     Board                         3,018,000   19.4         --      --        --     --          --      --          4.9
     P.O. Box 7842
     Madison, WI 53707
Firstar Investment Research &
     Management                    1,016,000    6.5          --      --        --     --          --      --         1.6
     777 East Wisconsin Avenue
     Milwaukee, WI 53202
Georgica Advisors                    790,000    5.1          --      --        --     --          --      --         1.3
     1114 Avenue of the Americas
      New York, NY 10036
-------------------------------------------------------------------------------------------------------------------------

                                       13

--------------------------

1. Includes 2,000 shares of the Series B Preferred Stock owned by OHCP Ski, L.P., 7,900 shares of the Series B Preferred Stock owned by Oak Hill Securities Fund, L.P., and 7,900 shares of the Series B Preferred Stock owned by Oak Hill Securities Fund II, L.P., which together may be deemed to constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934. As a result, each entity may be deemed to beneficially own all of the shares of Series B Preferred Stock owned by the other. Each such entity disclaims beneficial ownership of the shares owned by the others. Together the Oak Hill entities beneficially own 100% of the Series B Preferred Stock and 46.9% of the outstanding voting stock of the Company.

2. In computing the number of shares of Common Stock beneficially owned by Mr. Otten, shares of Common Stock subject to options and warrants held by Mr. Otten that are currently exercisable or that become exercisable within 60 days of November 3, 1999 are deemed outstanding. For purposes of computing the percentage of outstanding shares of Common Stock beneficially owned by Mr. Otten person, such shares of stock subject to options or warrants that are currently exercisable or that become exercisable within 60 days of November 3, 1999 are deemed to be outstanding for such person but are not deemed to be outstanding for purposes of computing the ownership percentage of any other person.

3. Includes 1,888,197 shares of Common Stock issuable under exercisable options granted under American Skiing's 1997 Stock Option Plan. Also includes 30,000 shares of Common Stock owned by Albert Otten Trust
         f.b.o. Mildred Otten, as to which Mr. Otten is trustee and co-beneficiary. Does not include 20,210 shares of Common Stock issuable under exercisable options granted under American Skiing's 1997 Stock Option Plan to Mr. Otten's spouse, Christine Otten, as to which Mr. Otten disclaims beneficial ownership.

4. Together with accrued and unpaid dividends through November 4, 1999, the Series A Preferred Stock is convertible into 2,640,184 shares of Common Stock. The determination of voting stock beneficially owned by this holder does not include up to 1,032,454 additional shares of Common Stock issuable upon conversion of the Series A Preferred Stock as a result of the accrual of additional cumulative dividends thereon from November 5, 1999 to the scheduled mandatory redemption of such Series A Preferred Stock.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Such officers, directors and shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis for Fiscal 1999, except that Mr. Otten and Christopher Diamond, an executive officer of the Company, each filed one late report on Form 4.

                BOARD OF DIRECTORS' MEETINGS, COMMITTEES AND FEES

         The Board of Directors of the Company held a total of 8 meetings during the fiscal year ended July 25, 1999 ("Fiscal 1999"). The Board of Directors has an Audit Committee, a Nominating Committee, a Compensation Committee and an Executive Committee.

         The Audit Committee is primarily concerned with the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls. The Audit Committee is authorized to (i) establish and review the activities of the independent auditors and the internal auditors; (ii) review and approve the format of the financial statements to be included in the annual report to the shareholders; (iii) review recommendations of the independent auditors and responses of management; (iv) review and discuss the Company's financial reporting, loss exposures and asset control with the auditors and management; (v) monitor the Company's program for compliance with policies on business ethics; and (vi) direct and supervise any special investigations the Committee deems necessary. The current members of the Audit Committee are Messrs. Hawkes, Bernstein and Gillies. The Audit Committee held 1 meeting in Fiscal 1999.

         The Compensation Committee is authorized and directed to: (i) review and report to the Board on the Company's programs for attracting, retaining and promoting executives, and for developing future senior management; (ii) review and make recommendations to the Board regarding compensation for the chief executive officer and other inside directors; (iii) review and approve performance targets, participation and level of awards for long-term incentive award plans; (iv) review, approve and report to the Board concerning administration of compensation programs; and (v) administer any stock option plans which may be adopted and the granting of options under such plans. The current members of the Compensation Committee are Messrs. Otten and Bernstein. The Compensation Committee held 1 meeting in Fiscal 1999.

         The Nominating Committee is authorized and directed to screen, on behalf of the Board, candidates for election to the Board for regularly scheduled elections or to fill vacancies on the Board. The Board is ultimately responsible for nominating new members and filling vacancies. In addition, the Nominating Committee annually reviews employment and other relationships of directors, to assure there is no current relationship between any non-employee director and the Company that would comprise the independence of any director. The current members of the Nominating Committee are Messrs. Otten and Gruber. Shareholder nominees for Board positions are considered by the Nominating Committee. Nominees for the next annual meeting should be addressed to the Nominating Committee c/o Christopher Howard, Secretary, American Skiing Company and delivered to the Company's executive offices prior to July 31, 2000. The Nominating Committee did not hold any meetings during Fiscal 1999, as nominations for election to the Board were considered by the full Board.

         The Executive Committee is vested with the full powers of the Board of Directors, and is intended to meet regularly between meetings of the full Board. The current members of the Executive Committee are Messrs. Otten, Gruber, Howard and Bernstein. The Executive Committee was established by vote of the Board of Directors in August of 1999 (after the end of Fiscal 1999).

         During Fiscal 1998, all of the persons who were directors of the Company at the times of such meetings attended 75% or more of the meetings of the Board of Directors and of committees of the Board of Directors on which they served either in person or telephonically.

         The Company reimburses each member of the Board of Directors for expenses incurred in connection with attending Board and committee meetings. Directors have historically received $5,000 for attendance at each meeting of the Board, unless attendance is via telephone. The Company has historically granted options to purchase 2,500 shares of Common Stock to non-employee directors upon their election and re-election to the Board of Directors, which are fully vested at the time of granting and have a term of 10 years with an exercise price not less than fair market value as of the date of the grant. The Board has not determined whether these benefits will be continued during the Company's current fiscal year.

                  CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

         Mr. Otten's wife is employed by the Company as director of retail purchasing and is actively involved in the Company's retail sales activities. During fiscal 1997, 1998 and 1999, Mrs. Otten received total compensation of $52,000, $52,000 and $54,000, respectively. During the first quarter of fiscal 1998, the Company granted Mrs. Otten fully vested options to purchase up to 20,060 shares of Common Stock at a price of $2.00 per share. The options granted to Ms. Otten in 1998 include a cash payment on the date of exercise to cover Federal and State income tax liability generated by exercising the options. During 1999 the Company granted Mrs. Otten options to purchase up to 750 shares of Common Stock at a price of $7.00 per share that will vest over the next four years.

         Western Maine Leasing Co., a corporation wholly-owned by Mr. Otten, leases heavy equipment to Sunday River under short-term leases. In fiscal 1997, 1998 and 1999, payments under such leases totaled $24,000, $17,000 and $0 respectively. The Company did not conduct any business with Western Maine Leasing Co. during Fiscal 1999.

         The Sunday River resort provided lodging management services for Ski Dorm, Inc. ("Ski Dorm"), a corporation owned by Mr. Otten and his mother, which owns a ski dorm located near the Sunday River resort. During fiscal 1997, 1998 and 1999, payments by Ski Dorm to Sunday River totaled $258,000, $2,000 and $ 65,000, respectively. In addition, Ski Dorm issued to Sunday River a promissory note in 1995 with a principal amount of $265,000, of which $250,000 was outstanding at July 25, 1999. This note is secured by a mortgage on real estate and related improvements owned by Ski Dorm. Interest on the note is charged at the prime rate plus 1 1/2% and principal and any accrued interest are due in December 1999. The Company purchased Ski Dorm from Mr. Otten (among other assets) subsequent to the end of fiscal 1999.

         The Company provided an interest free construction loan to Mr. Rich McGarry, Senior Vice President and General Manager of Killington Ski Resort. The Company relocated Mr. McGarry to Killington during fiscal 1999 and agreed to provide financing on the construction of a home in the Killington area until his previous residence was sold. As of July 25, 1999 the balance of the loan was $316,027 which was the largest amount advanced during fiscal 1999.

         Mr. Otten is the obligor under a margin loan (the "Margin Loan") with ING (U.S.) Capital Corporation. The Margin Loan has two different maintenance bases: (i) one which requires that the aggregate market value of the collateral be at a certain level in order to take additional advances under the arrangement to make interest payments (the "Advance Base") and (ii) one which requires that the aggregate market value of the collateral be at a certain level in order to avoid a default under the terms of the Margin Loan (the "Minimum Base"). The Margin Loan is collateralized by Mr. Otten's 833,333 shares of the Company's Common Stock and 14,760,530 shares of the Company's Class A Common Stock. At any time that the aggregate market value of the collateral is below the Minimum Base, Mr. Otten is required to either pay down the balance of the Margin Loan or to pledge additional collateral. The Company is not liable for nor do any of its assets collateralize the Margin Loan. In connection with the loan, the Company entered into a registration rights agreement with the lender containing customary provisions pursuant to which the lender will have the right to require the Company to register with the Securities and Exchange Commission, at the Company's expense, the shares pledged by Mr.
Otten to secure the loan.

         After the consummation of the Series B Preferred Stock sale to Oak Hill, the Company, through one of its subsidiaries, acquired or obtained rights to acquire the following assets from entities owned or controlled by Mr. Otten:

         - The land underlying the snowmaking ponds at the Sunday River resort, together with all associated water rights, which were previously leased by a subsidiary of the Company, for a purchase price of $2.1 million.

         - The Ski Dorm building and land underlying the Snow Cap Inn, each located at the Sunday River resort, for an aggregate purchase price of $679,000.

         - Approximately 3,300 acres of undeveloped land at the Sunday River resort, which was optioned to a subsidiary of the Company for an initial payment of $650,000, which payment may be applied to the purchase price. The purchase price is $3,692,000, which is a 12% discount from the appraised value of the land. The purchase price will be discounted by another 20% or 10% if the Option is exercised within 12 and 24 months of the option date, respectively.

In each case, the independent members of the Board of Directors (with Mr. Otten abstaining) determined that the asset being acquired was of significant strategic value to the Company. Each of the assets was (or, in the case of the Option described above, will be upon exercise of the Option) acquired at or below its appraised value, as determined by independent appraisals commissioned by the Company.

         In connection with the foregoing asset sale, the Company also repaid the outstanding principal and accrued interest of a note from a subsidiary of the Company payable to Mr. Otten totaling approximately $2.0 million. The note was originally issued to Mr. Otten to cover certain tax liabilities generated when the Company's subsidiary converted from a subchapter S corporation to a subchapter C corporation.

         Mr. Wachter, a nominee to the Board of Directors, is the founder and chief executive officer of Main Street Advisors. Main Street Advisors, through Mr. Wachter, acted as one of the Company's investment bankers in connection with the sale of Series B Preferred Stock to Oak Hill, for which it was paid a fee of $1,585,278.

                                 PROPOSAL NO. 2.
                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors, based on the recommendation of the Audit Committee, has voted to retain Arthur Andersen L.L.P. to serve as the Company's independent public accountants for the fiscal year ending July 30, 2000. Arthur Andersen L.L.P. expects to have a representative at the Meeting who will have the opportunity to make a statement and who will be available to answer appropriate questions.

         It is understood that even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its shareholders.

         The Board of Directors recommends that you vote FOR the ratification of the appointment of Arthur Andersen L.L.P. as the Company's independent public accountants for the fiscal year ended July 30, 2000.

         For fiscal years prior to 1999, the consolidated financial statements of the Company were audited and reported on by PricewaterhouseCoopers L.L.P. ("PwC"). On March 13, 1999, the Company was informed by PwC that they were resigning as independent accountants of the Company effective March 13, 1999. On March 31, 1999 the Audit Committee of the Board of Directors of the Company approved the hiring of Arthur Andersen LLP as the independent auditors of the Company.

         In connection with the audits of the Company's consolidated financial statements for the two fiscal years ended July 27, 1997 and July 26, 1998, and the subsequent interim period through March 13, 1999, there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to PwC's satisfaction would have caused PwC to make reference to the subject matter of the disagreement in connection with PwCs audit report on the consolidated financial statements of the Company. In addition, the audit reports of PwC on the consolidated financial statements of the Company as of and for the two fiscal years ended July 26, 1998 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

                          FUTURE SHAREHOLDER PROPOSALS

         The Company anticipates that its proxy statement for the next annual meeting will be released to shareholders no later than November 27, 2000 and, accordingly, shareholder proposals for the next Annual Meeting must be received by the Secretary of the Company no later than July 31, 2000.

                                  OTHER MATTERS

         At the date of this Proxy Statement, the Board of Directors has no knowledge of any business other than that described herein which will be presented for consideration at the meeting. In the event any other business is presented at the meeting, the persons named in the enclosed proxy will vote such proxy thereon in accordance with their judgment in the best interests of the Company.

                       By Order of the Board of Directors

                            /s/ Christopher E. Howard

                       Christopher E. Howard
                       Executive Vice President and Secretary

November 15, 1999

                                      PROXY

                             AMERICAN SKIING COMPANY

       Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Shareholders--December 16, 1999


The undersigned holder of COMMON STOCK hereby constitutes and appoints Leslie B. Otten and Christopher E. Howard, and each of them, the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of American Skiing Company, to be held at the Monument Peak Restaurant, Heavenly Resort, South Lake Tahoe, California, on Thursday, December 16, 1999 at 9:00 a.m. local time and at any adjournments thereof, on all matters coming before said meeting.

You are encouraged to specify your choices by marking in the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Please complete, sign and return this proxy card promptly.


SEE REVERSE SIDE                                                SEE REVERSE SIDE

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[x]      Please mark votes as in this example.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s); If no direction is made, this proxy will be voted FOR all nominees named in Proposal 1 and FOR Proposal 2.


         1.       Election of Common Directors
                  Nominees:         David Hawkes, Paul Wachter, Paul Whetsell

     FOR ALL NOMINEES  [   ]                   [   ] WITHHELD FROM ALL NOMINEES


     [    ]
           --------------------------------------
         For all nominees except as noted above


         2. Ratification of appointment of Arthur Andersen L.L.P. as independent public accountants.

                           FOR              AGAINST           ABSTAIN
                          [   ]              [   ]             [   ]


         3. In their discretion, upon other matters as they properly come before the meeting.

                           FOR              AGAINST           ABSTAIN
                           [   ]             [   ]             [   ]


         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT         [   ]

         MARK HERE IF YOU PLAN TO ATTEND THE MEETING           [   ]

Please mark, sign and return promptly using the enclosed envelope. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.



Signature:                 Date:          Signature:               Date:
           ---------------      --------            --------------      --------